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Exhibit (8)(u)

State Street Bank and Trust Company
Custodian Fee Schedule

Sanford C. Bernstein Fund, Inc.
Bernstein Government Short Duration Portfolio
Bernstein Short Duration Plus Portfolio
Bernstein New York Municipal Portfolio
Bernstein Diversified Municipal Portfolio
Bernstein Intermediate Duration Portfolio
Bernstein California Municipal Portfolio
Bernstein Short Duration New York Municipal Portfolio
Bernstein Short Duration California Municipal Portfolio
Bernstein Short Duration Diversified Municipal Portfolio

I. ADMINISTRATION

Custody, Portfolio and Fund Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.

The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

ANNUAL FEES PER PORTFOLIO

                                            Custody, Portfolio
Fund Net Assets                             and Fund Accounting
---------------                             -------------------
First $20 Million                           1/15 of 1%
Next $80 Million                            1/30 of 1%
Next $100 Million                           1/100 of 1%
Excess                                      1/200 of 1%

Minimum Monthly Charges:                    $2,500*

*For new portfolios, the monthly minimum fee will be phased in as follows:

                                            Minimum
                                            -------
Month 1                                     $0
Month 2                                     500
Month 3                                     1,000
Month 4                                     1,500
Month 5                                     2,000
Month 6                                     2,500

II. GLOBAL CUSTODY

Includes: Maintain custody of assets. Settling portfolio purchases and sales. Reporting buy and sell fails. Determine and collecting portfolio income. Making cash disbursement and reporting cash transactions. Monitoring corporate actions. Withholding foreign taxes. Filing foreign tax reclaims.

A. Holding Fees (basis points per portfolio per annum):

Group I       Group II         Group III         Group IV          Group V
-------       --------         ---------         --------          -------
Canada        Denmark          Australia         Austria           Finland

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U.K.          Euroclear        Belgium           Malaysia          Thailand
              Germany          France            Mexico            Hong Kong
              Japan            Ireland           Singapore
              Netherlands      Italy             S. Africa
                               New Zealand       Sweden
                               Norway
                               Switzerland
                               Spain

Group VI      Group VII        Group VIII        Group IX
---------     ----------       ----------        --------
Indonesia     Argentina        Chile             Bangladesh
Philippines   Brazil           China             Columbia
S. Korea      Taiwan           Greece            India
Turkey                         Poland            Israel
                               Portugal          Pakistan
                               Sri Lanka         Peru
                                                 Uruguay
                                                 Venezuela

Group I       Group II         Group III         Group IV     Group V  Group VI
-------       --------         ---------         --------     -------  --------
2.0           3.0              5.0               8.0          10.0     15.0

Group VII     Group VIII       Group IX
---------     ----------       --------
25.0          30.0             40.0

B. Transaction Charges (U.S. Dollars)

Group I       Group II       Group III       Group IV      Group V    Group VI
-------       --------       ---------       --------      -------    --------
$30           $60            $75             $100          $125       $150
Canada        Australia      Argentina       China         Hungary    Bangladesh
Euroclear     Austria        Belgium         Columbia      Jordan     Uruguay
Germany       France         Brazil          Greece        Pakistan
Japan         Hong Kong      Chile           India         Peru
Mexico        Italy          Denmark         New Zealand
Netherlands   S. Africa      Finland         Norway
              Spain          Indonesia       Singapore
              Switzerland    Ireland         Zimbabwe
              Thailand       Israel
              U.K.           Malaysia
                             Philippines
                             Poland
                             Portugal
                             S. Korea
                             Sri Lanka
                             Sweden
                             Taiwan
                             Turkey
                             Venezuela

III. DOMESTIC PORTFOLIO TRADES

For each line item processed:

State Street Bank Repos                     $ 7.00

DTC or Fed Book Entry                       $12.00

New York Physical Settlements               $25.00

Maturity Collections                        $ 8.00

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All Other Trades                            $16.00

IV. OPTIONS

Option charge for each option written
or closing contract per issue, per broker            $25.00

Option expiration charge, per issue,
per broker                                            15.00

Option exercised charge, per issue,
per broker                                           $15.00

V. LENDING OF SECURITIES

Deliver loaned securities versus cash
collateral                                           $20.00

Deliver loaned securities versus
securities collateral                                $30.00

Receive/deliver additional cash collateral           $ 6.00

Substitutions of securities collateral               $30.00

Deliver cash collateral versus receipt of
loaned securities                                    $15.00


Deliver securities collateral versus receipt
of loaned securities                                 $25.00

Loan administration -- mark-to-market per
day, per loan                                        $ 3.00

VI. INTEREST RATE FUTURES

Transactions -- no security movement                 $ 8.00

VII. HOLDINGS CHARGE

For each issue maintained, monthly charge            $ 5.00

VII. PRINCIPAL REDUCTION PAYMENTS

Per paydown                                          $10.00

VIII. FEE INFORMATION FOR AUTOMATED PRICING

This service provides securities pricing upon request. Services and fees are based on the schedule below. Reports can be generated at State Street or on a remote basis via PC. Reporting has both up load and down load capabilities. Customized reports may require programming fees:

Monthly charges for the State Street Bank Automated Pricing System are determined by:

1. Mix of security positions.

2. The number of positions that are priced during the month.

         Monthly Base Fee Per Fund                   $375.00

Monthly Quote Charge:
--------------------

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Municipal Bonds via Muller Data                      $ 21.00
Municipal Bonds via Kenny Information Systems        $ 16.00
Government, Corporate and Convertible Bonds
 via Merrill Lynch                                   $ 11.00
Corporate and Government Bonds via Muller
 Data                                                $ 11.00
Options, Futures and Private Placements              $  6.00
Foreign Equities and Bonds                           $  6.00
Listed Equities, OTC Equities, and Bonds             $  6.00
Corporate, Municipal, Convertible and
 Government Bonds, Adjustable Rate Preferred
 Stocks via IDSI                                     $  6.00

For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio.

IV. ADVERTISED YIELD SERVICE

GENERAL:
Provide performance results of the fund in accordance with the provisions of our Yield Calculation Service Agreement.

ANNUAL MAINTENANCE FEE:
For each portfolio maintained, monthly charge is based on the number of holdings* as follows:

Holdings per Portfolio                      Monthly Charge
----------------------                      ---------------
0 to 50                                     $250
50 to 100                                   $300
Over 100                                    $350
*For mortgage backed assets, the charge is per composite holding.

X. DIVIDEND CHARGES

(For items held at the Request of Traders
over record date in street form)                     $50.00

XI. SPECIAL SERVICES

Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/record keeping for options, financial futures, and special items will be negotiated separately.

XII. OUT-OF-POCKET EXPENSES

A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

Telephone                                  Transfer Fees
Wire Charges ($5.25 in and $5 out)         Sub-custodian Charges
Postage and Insurance                      Price Waterhouse Audit Letter
Courier Service                            Federal Reserve Fee for Return
Duplicating                                 Check items over $2,500 ($4.25 each)
Legal Fees                                 GNMA Transfer ($15 each)
Supplies Related to Fund Records
Rush Transfer ($8 each)

X. PAYMENT

The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices.

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SANFORD C. BERNSTEIN & CO., INC.
By: Michael T. Borgia, Senior Vice President
Date: May 29, 1998

STATE STREET BANK AND TRUST COMPANY
By: Illegible, Vice President
Date: June 12, 1998